EXHIBIT 11.1



                          Sparta Pharmaceuticals, Inc.
                          (A Development Stage Company)

                        Computation of Earnings Per Share




                                                 For the three months ended       For the six months ended      Period from
                                                ----------------------------    ----------------------------   June 12, 1990
                                                   June 30,        June 30,        June 30,        June 30,   (Inception) to
                                                     1996            1995            1996            1995      June 30, 1996
                                                     ----            ----            ----            ----      -------------

Net loss                                        $ (1,163,978)   $   (748,249)   $ (4,813,539)   $ (1,322,412)   $(14,830,995)
                                                ============    ============    ============    ============    ============

Common Stock outstanding for the period based
on a daily weighted average                        8,189,669       6,168,419       7,374,613       6,155,468       3,640,484


Net Loss per share                              $      (0.14)   $      (0.12)   $      (0.65)   $      (0.21)   $      (4.07)
                                                ============    ============    ============    ============    ============